Investor Summary March 2023 // NYSE: FTK

Forward-Looking Statements Certain statements set forth in this presentation constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward- looking statements in this presentation reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this presentation. Investor Presentation / March 2023 // 2

Company Overview


Marlow, OK
Monahans, TX
Raceland, LA
Houston, TX (HQ)
Abu Dhabi, UAE
Headquarters
Offices

FLOTEK INDUSTRIES (FTK)

Technology-driven chemistry and data analytics company

Founded:	**1985**
Employees:	**152**
Countries with Clients:	**15+**
Corporate Headquarters:	**Houston**

Chemical Technologies

Commercial and Industrial Chemistry Technologies

Sustainable chemistry solutions to maximize customers value chain while minimizing their environmental impact.

Data Analytics

Digital Technologies & Data Analytics

Transforming business through real-time data, monitoring and visualization across the energy value chain.

FLOTEK Investor Presentation / March 2023 // 3

Strategic Priorities Flawless Execution Exemplary safety and service delivery Capital-light Growth No new capital required to support robust growth Environmental Leadership Focus on protecting people, land, air, and water Investor Presentation / March 2023 // 4 Sustainable Revenue 10-year contract with guaranteed minimum of $2B+ Focus on Profitability Upper quartile performance of SG&A as a percentage of revenue Improving Balance Sheet Low debt balance positions company to prosper through the cycle

Investment Considerations Investor Presentation / March 2023 // 5 • New leadership team • Rapid revenue growth • Transition to positive Adjusted EBITDA • Improving balance sheet • Capital light business model • Full cycle resilience FTK is a simple 2023 investment story

Flotek Revenue: Strong Growth Continues into 2023 Managing for Rapid Growth Quarterly Consolidated Revenue (000’s) Investor Presentation / March 2023 // 6 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 Q1 2021A Q2 2021A Q3 2021A Q4 2021A Q1 2022A Q2 2022A Q3 2022A Q4 2022A • Q4 2022 revenue up 6% QoQ, 2x YoY • Average frac fleets serviced up 10x YoY • 5X increase in volume of custom chemistry solutions provided YoY • Zero lost time incidents in field operations • Amendment to ProFrac Supply Agreement enhances financial opportunities • JP3 demand traction taking hold with Q4 2022 revenue up significantly and continues into 2023

Definitive Path to Positive Adjusted EBITDA Revenue Growth + Expense Management = Positive *Adjusted EBITDA Investor Presentation / March 2023 // 7 -80% -70% -60% -50% -40% -30% -20% -10% 0% Q1 2021A Q2 2021A Q3 2021A Q4 2021A Q1 2022A Q2 2022A Q3 2022A Q4 2022A Quarterly *Adjusted EBITDA/Revenue Consistently improving Adjusted EBITDA over past 6 quarters provides evidence of progress toward positive margins • Revenue optimization • Increased delivery of customized chemistry and data solutions • EBITDA enhancement • Above Gross Margin • Increasing impact from economies of scale • Significant overtime efficiency achieved • Trucking and route enhancement in place • Realigned freight costs to drive efficiency • Below Gross Margin • Rapid reduction of SG&A of $5 million • Stronger oversight of professional fees resulting in $3 million savings • JP3 re-engineering savings • Right sizing of corporate HQ footprint * Adjusted EBITDA is a non-GAAP metric. Please see company filings for reconciliation to nearest GAAP measure

Improving Balance Sheet Recent Developments • Recently commenced a process to evaluate asset-based borrowing options • January 2023 – Received confirmation of forgiveness of $4.4MM of Flotek’s $4.8MM PPP loan ProFrac Equity Investment • ProFrac invested $19.5MM in Flotek pre-funded warrants • Purchase of pre-funded warrants completed at a 20% premium to 30-day VWAP Real Estate Asset Optimization • Monahans, TX: Sold facility for $1.5MM in December, 2022 • Waller, TX: Sold facility for $4.3MM in April, 2022 Balance sheet and liquidity to weather the full cycle Investor Presentation / March 2023 // 8

Capital-light Growth Marlow Liquid Blending Facility • Capacity ~ 60MM gallons/year • 35 bulk storage tanks: 755k gallons • Heated bulk storage: 195k gallons • Ambient bulk storage: 560k gallons Low Asset Utilization Rate Means Minimal Capex Required For Growth Investor Presentation / March 2023 // 9

// NYSE: FTK Appendix

Recent Financials Unaudited Condensed Consolidated Statement of Operations (in thousands, except share data) // 11 Three Months Ended Twelve Months Ended 12/31/2022 12/31/2021 9/30/2022 12/31/2022 12/31/2021 Revenue: Revenue from external customers $ 15,940 $ 9,845 $ 15,206 $ 54,344 $ 39,627 Revenue from related party 32,277 2,309 30,417 81,748 3,641 Total revenues 48,217 12,154 45,623 136,092 43,268 Cost of sales 50,291 13,131 47,465 142,792 40,012 Gross profit (loss) (2,074) (977) (1,842) (6,700) 3,256 Operating costs and expenses: Selling, general, and administrative 5,779 5,792 9,035 27,124 20,166 Depreciation and amortization 180 218 177 734 1,011 Research and development 922 1,342 985 4,438 5,537 Gain on sale of property and equipment (1,000) (39) (10) (2,916) (94) Gain on lease termination — — — (584) — Change in fair value of contract consideration convertible notes payable 8,941 — 4,250 (75) — Impairment of goodwill — 8,092 — — 8,092 Total operating costs and expenses 14,822 15,405 14,437 28,721 34,712 Loss from operations (16,896) (16,382) (16,279) (35,421) (31,456) Other income (expense): Paycheck protection plan loan forgiveness — — — — 881 Interest expense (2,465) (25) (2,321) (7,051) (78) Other income (expense) , net 212 149 (187) 145 87 Total other income (expense), net (2,253) 124 (2,508) (6,906) 890 Loss before income taxes (19,149) (16,258) (18,787) (42,327) (30,566) Income tax benefit (expense) 123 70 (7) 22 40 Net Loss $ (19,026) $ (16,188) $ (18,794) $ (42,305) $ (30,526) Loss per common share: Basic $ (0.25) $ (0.22) $ (0.25) $ (0.57) $ (0.42) Diluted $ (0.25) $ (0.22) $ (0.25) $ (0.57) $ (0.42) Weighted average common shares: Weighted average common shares used in computing basic loss per common share 75,405 73,423 75,312 74,425 73,361 Weighted average common shares used in computing diluted loss per common share 75,405 73,423 75,312 74,425 73,361

Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data) // 12 December 31, 2022 December 31, 2021 ASSETS Current assets: Cash and cash equivalents $ 12,290 $ 11,534 Restricted cash 100 1,790 Accounts receivable, net of allowance for doubtful accounts of $623 and $659 at December 31, 2022 and December 31, 2021 respectively 19,136 13,297 Accounts receivable, related party 22,683 — Inventories, net 15,720 9,454 Other current assets 4,045 3,762 Current contract asset 7,113 — Assets held for sale — 2,762 Total current assets 81,087 42,599 Long-term contract assets 72,576 — Property and equipment, net 4,826 5,296 Operating lease right-of-use assets 5,900 2,041 Deferred tax assets, net 404 279 Other long-term assets 17 29 TOTAL ASSETS $ 164,810 $ 50,244 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 33,375 $ 7,616 Accrued liabilities 8,984 8,996 Income taxes payable 97 4 Interest payable 130 82 Current portion of operating lease liabilities 3,328 602 Current portion of finance lease liabilities 36 41 Current portion of long-term debt 2,052 1,436 Convertible notes payable 19,799 — Contract consideration convertible notes payable 83,570 — Total current liabilities 151,371 18,777 Deferred revenue, long-term 44 91 Long-term operating lease liabilities 8,044 7,779 Long-term finance lease liabilities 19 53 Long-term debt 2,736 3,352 TOTAL LIABILITIES 162,214 30,052 Stockholders’ equity: Common stock, $0.0001 par value, 240,000,000 shares authorized; 83,915,918 shares issued and 77,788,391 shares outstanding at December 31, 2022 ; 79,483,837 shares issued and 73,461,203 shares outstanding at December 31, 2021 8 8 Additional paid-in capital 388,177 363,417 Accumulated other comprehensive income 181 81 Accumulated deficit (351,519) (309,214) Treasury stock, at cost; 6,127,527 and 6,022,634 shares at December 31, 2022 and December 31, 2021, respectively (34,251) (34,100) Total stockholders’ equity 2,596 20,192 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 164,810 $ 50,244

Unaudited Condensed Consolidated Statements of Cash Flows (in thousands) // 13 Years ended December 31, 2022 2021 Cash flows from operating activities: Net loss $ (42,305) $ (30,526) Adjustments to reconcile net loss to net cash used in operating activities: Change in fair value of contingent consideration (25) (808) Change in fair value of contract consideration convertible notes payable (75) — Amortization of convertible note issuance costs 1,002 — Payment-in-kind interest expense 5,956 — Amortization of contract assets 3,371 — Depreciation 734 1,011 Provision for doubtful accounts, net of recoveries 203 (127) Inventory purchase commitment settlement — (7,633) Provision for excess and obsolete inventory 1,734 623 Impairment of goodwill — 8,092 Gain on sale of property and equipment (2,916) (94) Gain on lease termination (584) — Non-cash lease expense 226 279 Stock compensation expense 3,325 3,757 Deferred income tax expense (125) (56) Paycheck protection plan loan forgiveness — (881) Changes in current assets and liabilities: Accounts receivable (7,342) (106) Accounts receivable, related party (21,383) (1,300) Inventories (7,917) 1,760 Income taxes receivable 14 381 Other assets (285) (609) Contract assets, net (3,600) — Accounts payable 25,760 1,829 Accrued liabilities (34) (860) Operating lease liabilities (507) (603) Income taxes payable 93 (17) Interest payable 48 48 Net cash used in operating activities (44,632) (25,840) Cash flows from investing activities: Capital expenditures (421) (39) Proceeds from sale of assets 5,752 151 Net cash provided by investing activities 5,331 112 Cash flows from financing activities: Proceeds from issuance of convertible notes 21,150 — Payment of issuance costs of convertible notes (1,084) — Proceeds from issuance of warrants 19,500 — Payment of issuance costs of stock warrants (1,170) — Payments to tax authorities for shares withheld from employees (224) (390) Proceeds from issuance of stock 133 80 Payments for finance leases (38) (62) Net cash provided by (used in) provided by financing activities 38,267 (372) Effect of changes in exchange rates on cash and cash equivalents 100 100 Net change in cash, cash equivalents and restricted cash (934) (26,000) Cash and cash equivalents at the beginning of period 11,534 38,660 Restricted cash at the beginning of period 1,790 664 Cash and cash equivalents and restricted cash at beginning of period 13,324 39,324 Cash and cash equivalents at end of period 12,290 11,534 Restricted cash at the end of period 100 1,790 Cash, cash equivalents and restricted cash at end of period $ 12,390 $ 13,324

Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended			Twelve Months Ended	
	12/31/2022	12/31/2021	9/30/2022	12/31/2022	12/31/2021
Gross profit (loss)	$ (2,074)	$ (977)	$ (1,842)	$ (6,700)	$ 3,256
Stock compensation expense	85	242	—	459	1,202
Severance and retirement	—	439	—	3	168
Contingent liability revaluation	81	—	—	(53)	—
Sanitizer inventory write down	—	—	1,036	1,036	—
Amortization of contract assets	1,386	—	1,249	3,371	—
Adjusted Gross profit (loss)	$ (522)	$ (296)	$ 443	$ (1,884)	$ 4,626
Net loss	$ (19,026)	$ (16,188)	$ (18,794)	$ (42,305)	$ (30,526)
Interest expense	2,465	25	2,321	7,051	78
Interest income	—	—	—	—	(9)
Income tax (benefit) expense	(123)	(70)	7	(22)	(40)
Depreciation and amortization	180	218	177	734	1,011
Impairment of goodwill	—	8,092	—	—	8,092
EBITDA (Non-GAAP)	(16,504)	(7,923)	(16,289)	(34,542)	(21,394)
Stock compensation expense	1,062	1,090	671	3,325	3,757
Severance and retirement	—	354	(219)	387	1,344
Contingent liability revaluation	81	(107)	28	(25)	(808)
M&A transaction costs	—	—	—	—	243
Sanitizer inventory write down	—	—	1,036	1,036	—
Terpene purchase commitment	—	—	—	—	(7,633)
(Gain) loss on disposal of assets	(1,000)	(39)	(10)	(2,916)	(94)
Gain on lease termination	—	—	—	(584)	—
Contract consideration convertible notes payable revaluation adjustment	8,941	—	4,250	(75)	—
Amortization of contract assets	1,386	—	1,249	3,371	—
PPP loan forgiveness	—	—	—	—	(881)
Employee retention credit	—	—	—	—	(2,851)
Non-Recurring professional fees	955	950	882	3,854	2,996
Inventory step-up	—	21	—	—	23
Winter Storm (Natural Disaster)	—	—	—	—	199
Adjusted EBITDA (Non-GAAP)	$ (5,079)	$ (5,654)	$ (8,402)	$ (26,169)	$ (25,099)

(1) Management believes that adjusted gross profit and adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021, and the three months ended September 30, 2022, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

FLOTEK

// 14

// NYSE: FTK Investor Contacts Bernie Colson SVP – Corporate Development & Sustainability Bond Clement Chief Financial Officer ir@flotekind.com (713) 726-5322